UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

On September 1, 2005, the Audit Committee of the Board of Directors of the Company concluded that its previously issued consolidated financial statements for the fiscal year ended June 30, 2004 and the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005, as well as earnings releases and similar communications relating to such periods, should no longer be relied upon. The Company will restate the consolidated financial statements as previously reported by filing an amendment to its Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and by filing amendments to its Quarterly Reports on Form 10-Q for quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005.

The amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 will contain adjustments that will affect revenues, expenses, net income/loss, assets, liabilities and stockholders’ equity. As a result of these adjustments, the Company estimates that net income for the fiscal year ended June 30, 2004 will be decreased by approximately $695,000 (or $0.15 per share) and that retained earnings and total stockholders’ equity will be decreased by approximately $695,000 as of that date.

The amendment to the Company’s Quarterly Report on Form 10-Q for quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005 will contain adjustments that will affect revenues, expenses, net income/loss, assets, liabilities and stockholders’ equity. We estimate that net income and stockholders’ equity will be decreased by approximately $690,000 (or $0.14 per share) for the quarter ended September 30, 2004, and that the cumulative reduction in retained earnings and total stockholders’ equity will be increased by that same amount. We estimate that net income will be increased by approximately $180,000 (or $0.04 per share) for the quarter ended December 31, 2004, and that the cumulative reduction in retained earnings and total stockholders’ equity will be decreased by that same amount. We estimate that net income will be increased by approximately $130,000 (or $0.03 per share) for the quarter ended March 31, 2005, and that the cumulative reduction in retained earnings and total stockholders’ equity will be decreased by that same amount.

Background:

Restatement of the Audited Financial Statements for the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005.

The Company, through an internal review process has identified certain accounting errors made during the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005. The Company discovered that there were omissions and errors in the entry and reconciliation of certain items to the general ledger during these periods. The Company concluded as part of its review process that these entries needed to be corrected to properly report its financial condition and results of operations. These errors will be corrected in the restatement.

Restatement of the Audited Financial Statements for the fiscal year ended June 30, 2004.

The Company, through an internal review process, has identified certain accounting errors made during the fiscal year ended June 30, 2004 that had the effect of overstating net income for the year and stockholders’ equity at year-end. The errors related to certain general ledger balance sheet accounts that had not been properly reconciled to the appropriate underlying subsidiary records. After an extensive investigation, the Company has identified certain journal entries and other transactions that caused the errors in these account balances. These errors will be corrected in the restatement.

Background and Reason for Errors; Implementation Of Improvements to Internal Controls

The Company believes these errors were the result of human error, coupled with certain weaknesses in internal controls over financial reporting. The Company’s controller at the time, who was principally responsible for ledger entries and oversight of all reconciliations, is no longer with the Company and has not cooperated with us during this process. That, coupled with the lack of supporting documentation kept as part of the fiscal year-ended June 30, 2004 audit required the Company’s internal accounting and finance staff to conduct an extensive investigation and perform extensive procedures and other work to identify the errors. Once those errors were identified, the Company was then able to determine the appropriate correcting entries. We engaged our former independent accountants that audited the June 30, 2004 financial statements in connection with the restatement. Our former independent accountants have assisted us with this investigation and agree with the estimates of the adjustments described above that we propose to make in the restatement. Our former independent accountants have also indicated to us that they expect to re-issue their audit report at the time we file the amendment to our Annual Report on Form 10-K.

The Company has taken steps to implement improvements in its system of internal controls over financial reporting to reduce the likelihood that omissions or errors of this nature will occur in the future. Such steps include, but are not limited to, an increase in the number of accounting and financial reporting personnel at the Company, the implementation of better record-keeping policies and procedures and the implementation of new controls to verify and reconcile the entry of items to the general ledger.

Audit Committee Determination

On August 18, 2005, August 25, 2005 and September 1, 2005, senior management and the Audit Committee discussed this matter with the Company’s current independent accountants and the former independent accountants that audited the June 30, 2004 financial statements. Based on the recommendation of management and the advice of the former independent accountants that the correcting entries were necessary, on September 1, 2005, the Audit Committee approved the restatement of the Company’s consolidated financial statements described above.

Investors should look to the revised financial information regarding the restatement in the Company’s amendments to its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q discussed above which we expect to file in the near future.

*    *    *

The statements in this Current Report on Form 8-K that are not historical facts are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward looking statements include the expectation as to the timing of the filing of the Company’s amendments to its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q discussed above, and the amounts involved in the restatements. Such statements are estimates and are subject to change based on the further review and work being done during this process by the Company and its current and former independent accountants. These and other factors could cause our actual results in the restated financial statements to differ materially from those set forth or implied by the forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC. (Registrant)

Date: September 16, 2005	By:	/s/ Irving L. Smith
Irving L. Smith Chief Financial Officer